3: Form 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2010

NEIMAN MARCUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-133184-12	20-3509435

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Marcus Square
1618 Main Street, Dallas, Texas	75201

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, included area code: (214) 741-6911

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On December 2, 2010, the Company and The Neiman Marcus Group, Inc. ("NMG"), a wholly owned subsidiary, entered into an amendment to the Employment Agreement effective October 6, 2010 by and between the Company, NMG and Karen Katz, President and Chief Executive Officer of the Company and NMG (the "Employment Agreement"). The amendment provides that effective as of December 31, 2010, Section 5(h) of the Employment Agreement will be amended to provide Ms. Katz with a lump sum cash payment equal to $15,000 per calendar year, grossed-up for any taxes due, in lieu of any reimbursement for lodging while staying in New York for business on behalf of the Company or NMG.

For a more detailed description of the terms of the Employment Agreement prior to the amendment, please refer to the section titled "Employment and Other Compensation Agreements" of our Annual Report on Form 10-K for the fiscal year ended July 31, 2010 filed with the Securities and Exchange Commission on October 1, 2010.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment to Employment Agreement, effective December 31, 2010, by and between The Neiman Marcus Group, Inc., Neiman Marcus, Inc. and Karen Katz.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEIMAN MARCUS, INC.
(Registrant)

Date: December 3, 2010	By:	/s/ Nelson A. Bangs

Nelson A. Bangs
Senior Vice President

INDEX TO EXHIBITS
Exhibit No.	Description

10.1	Amendment to Employment Agreement, effective December 31, 2010, by and between The Neiman Marcus Group, Inc., Neiman Marcus, Inc. and Karen Katz.